GUYANEX MINERALS CORP.
1101 – 44 Victoria Street
Toronto, Ontario M5C 1Y2

MEMORANDUM

TO: **DENARII RESOURCES INC. ("Denarii") and**
STEWART A. JACKSON, PhD., P. Geo ("Jackson")
7115 Carson Street, Suite 4
Carson City, Nevada 89701

FROM: **GUYANEX MINERALS CORP. ("GMC") and**
GUYANEX MINERALS INCORPORATED ("GM1")

DATE: **FEBRUARY 28, 2011**

RE: **LETTER AGREEMENT TO FORM AND JOINT VENTURE DATED DECEMBER 9, 2010 BETWEEN AND AMONG DENARII, GMC and GMI (the "Letter Agreement")**

Further to our recent telephone conversations, I hereby confirm, on behalf of GMC and GMI that GMC and GMI consent to extend to May 30, 2011 the date of January 31, 2011 contained in sections 3 and 6 of the Letter Agreement, with all other terms and conditions of the Letter Agreement to remain the same.

GUYANEX MINERALS CORP.

Per: Robert Isles
Robert Isles, BASc, Chairman

cc. Donald G. Rutledge, President, Arctic Enterprises

Paul Lamarche, President, Guyanex Minerals Corp.

Denarii Resources Inc
711 S. Carson Street, Ste 4
Carson City, Nevada 89701

December 09th, 2010.

Letter Agreement to form a Joint-Venture
Cuyuni River Gold Mining Concessions
Guyana, South America

Guyanex Minerals Corp.
Suite 1101, 44 Victoria Street
Toronto, Ontario
Canada M5C 1Y2

Attention: Robert Isles, BA Sc, Chairman

Dear Sirs:

This letter sets forth terms of an agreement ("Agreement") for a joint-venture (the "Joint Venture"), between Guyanex Minerals Corp. ("GMC") and Denarii Resources Inc. ("DNRR") to develop the Gold mining concessions owned by Guyanex Minerals Incorporated. ("GMI"), subject to the terms and conditions hereinafter set forth.

1. This Agreement is entered into on the basis of the following representations and warranties made to DNRR:

   a) GMI is the owner of a 100% interest in certain gold mining concessions located in the Republic of Guyana, including 3 concessions along the Cuyuni River, and which is herein referred to herein as the "Prospect";

   b) GMI is the legal owner of the mining concessions within the Prospect, covering approximately 3600 acres along the Cuyuni River, including placer and adjoining hard rock mining concessions more particularly described in Exhibit "A" attached hereto, and which are henceforth referred to as the "Concessions";

   c) GMI represents that the Concessions are in good standing and that they comply with all regulatory requirements and laws;

   d) GMI is not in breach of any laws, ordinances, statutes, regulations, bylaws or decrees to which it is subject or which applies to it which may adversely affect the Concessions;

   e) There are no claims being made nor are any claims anticipated to be made as against GMI or the Concessions;

   f) No person, company or entity has any right, agreement or option to purchase any interest in, or to all or any portion of the Concessions;

DNRR ______ GMC ______ GMI ______

g) GMI has the full and absolute right, power and authority to enter into this Agreement on the terms and conditions herein set forth, to carry out the transactions contemplated in this agreement and to issue 1,000 shares from its treasury that will give DNRR a 50% of the shares issued by GMI;

h) There is no action, suit, judgment, litigation, strike, labor disturbance, proceeding or investigation against or pending against or involving GMI which might adversely affect GMI issuing 1000 common shares from its treasury to in effect give DNRR 50% of GMI;

i) GMI holds all permits, licenses, consents and authorities issued by any Government or governmental authority having jurisdiction or any subdivision thereof, including without limitation, any governmental department, commission, bureau, board or administrative agency which are necessary in relation to its respective ownership of the Concessions and its respective ability to issue 1,000 shares of GMI to DNRR giving DNRR 50% of the shares of GMI and subsequently an undivided 50% interest in the Concessions;

j) GMI is not in default or breach of any provision of any contract, agreement, lease, indenture or other instrument which may adversely affect the Concessions or the issuance of 1,000 shares from its treasury thus giving DNRR 50% of GMI;

k) The sale or transfer of an undivided interest in the Concessions to GMC will not:

   i) violate any provisions of the constating documents of GMI, or

   ii) result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, claim, charge, right of others or any encumbrances of any nature upon or with respect to the Concessions. except as provided for in this Agreement.

l) GMI is a corporation duly incorporated, validly existing and in good standing under the laws of the Country of Guyana; and

m) GMI knows of no environmental hazards that will adversely affect the property encompassed by the Concessions. To the best of its knowledge and belief, all environmental laws and ordinances have been complied with.

2. DNRR hereby represents and warrants as follows:

a) That it is a public corporation duly incorporated in Nevada, and it is a corporation in good standing with no adverse civil or financial actions pending against it;

b) DNRR will not be in breach of any of its constating documents in entering into this agreement for purchasing an undivided 50% equity interest in GMI; and

c) DNRR will obtain all authorizations as are necessary in order to enter into this agreement to purchase a 50% undivided equity interest in GMI.

DNRR ____ GMC ____ GMI ____

3. GMI and GMC hereby agree to grant DNRR an option to purchase an undivided 50% equity interest in GMI. DNRR may exercise this option by providing a total of US $5.0 million (the "Option Purchase Price") to the Escrow Account as set forth in item 6 herein, on or prior to January 31, 2011.

If a due diligence title examination by DNRR reveals that GMI owns a different number of net concession acres, the parties herein agree to adjust the Purchase Price accordingly.

4. Upon DNRR providing the US $5.0 million Option Purchase Price to the Escrow Account, GMI will issue 1,000 common shares to DNRR. Upon GMI issuing the 1,000 common shares to DNRR, the Joint-Venture between GMC and DNRR will become effective. This will immediately give DNRR a 50% equity interest in GMI which at present has a total of 1,000 common shares issued.

5. GMI agrees to enter into an agreement with Jonathon Templeton of Stouffville, Ontario to provide Templeton with a 10% net profit interest after EBITDA in the Joint Venture.

GMI will also enter into standard consulting agreements with each of Stewart Jackson, Donald Rutledge, Paul LaMarche and Robert Isles to compensate each for their services provided to the Joint Venture.

6. DNRR will earn a 50% interest in GMI by providing GMI with the US $5.0 million Option Purchase Price as set forth in this item, on or prior to January 31, 2011. These funds will be placed in an agreed to escrow bank account administered by a representative of DNRR and a representative of GMC. It is agreed that the Joint-Venture will have four Directors. Two Directors will appointed by DNRR and two Directors will be appointed by GMC. A budget for the Joint-Venture will be approved by the 4 directors of the Joint-Venture and will be administered accordingly.

The directors will agree on an operator for the property.

7. Any capital requirements above the US$ 5 million Option Purchase Price would be paid on a 50–50 basis by DNRR and GMC with standard dilution clauses, including, if one of the parties failed to provide required capital, the following would apply;

(a) if one of the parties is diluted to less than 35% but more than 21% the parties with the majority interest would appoint 3 of 4 directors; and
(b) if one of the parities is diluted to less than 20%, the party with the majority interest would appoint all 4 directors.

8. All notices and communications required or permitted under this Agreement shall be in writing and shall be effective when received by mail, certified mail, registered mail, return receipt requested, facsimile or hand delivery as follows:

Denarii Resources Inc.
c/o Diane Dalmy, Attorney at Law
8965 W. Cornell Place
Lakewood, Colorado 80227

Guyanex Minerals Incorporated
Suite 1101, 44 Victoria Street
Toronto, Ontario
Canada M5C 1Y2

DNRR ____ GMC ____ GMI ____

Guyanex Minerals Corp.
Suite 1101, 44 Victoria Street]
Toronto, Ontario Canada M5C 1Y2

9. Either party may, by written notice so delivered to the other, change the address to which notice shall thereafter be made.

10. Until such time that GMC has been paid the full US $5 million Option Purchase Price, GMC shall be provided, in advance, copies of all press releases re: mining concessions and other public announcements that may be issued by DNRR, its agents, partners or associates concerning the Prospect. GMC shall have the right to edit such press releases to its reasonable satisfaction. GMC agrees to be reasonable and to provide expeditious input.

11. This instrument contains the entire Agreement of the parties with respect to the transactions contemplated herein, supersedes any and all prior agreements or understandings, written or oral, and cannot be amended except by a writing signed by all of the parties. The parties agree to be reasonable with respect to any amendments sought by another party.

12. In the event that any party is required to seek legal or equitable action to interpret or enforce any provision of this Agreement, the prevailing party shall be entitled to its reasonable costs and fees, including attorney fees.

13. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

14. The waiver of any breach or any term or condition of this Agreement shall not be deemed to constitute a waiver of any other breach of the same or any other term or condition of this Agreement.

15. Both GMC and DNRR will bear their own costs and expenses, including the fees of legal, accounting and other professional advisors engaged by them in connection with the transactions contemplated by this Agreement and its preparation.

16. The parties shall perform such further acts and execute such other agreements or documents as may be reasonably necessary to carry out the intent and provisions of the Agreement.

17. In addition to complying with any specific standards of conduct set forth herein, the parties have acted and shall continue to act toward each other in good faith in the negotiation, execution, delivery and performance of this Agreement.

19. This Agreement and all transactions contemplated herein shall be interpreted in accordance with the laws of the State of Nevada and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in the City of Las Vegas, Nevada. This Agreement shall inure to the

DNRR ________ GMC ________ GMI ________

benefit of, and be binding upon, the parties hereto, their respective heirs, administrators, successors and assigns as the case may be.

20. Time is of the essence of this Agreement.

If the foregoing accurately sets forth your understanding of our agreement, kindly sign this Letter Agreement where indicated below and where indicated on Exhibit "A" and return it to the office of DNRR no later than December 10, 2010. Your signature and acceptance will form a binding detailed agreement between us, subject only to the terms and conditions aforesaid.

Dated: December 10, 2010

DENARII RESOURCES INC.

Per: [signature]
Dr. Stewart Jackson, President

Dated: December 9th, 2010

GUYANEX MINERALS CORP.

Per: [signature]
Robert Isles, BA Sc, Chairman

Dated: December ______, 2010

GUYANEX MINERALS INCORPORATED

Per: [signature]
Robert Isles, BA Sc, Chairman

DNRR [initials] GMC [initials] GMI [initials]

BLOCK : C-374/000

DESCRIPTION OF BLOCK

Tract of state land located in the Cuyuni Mining District No. 4 as shown on Terra Surveys Topographic Map 19SW, at scale 1: 50,000 with reference point 'X' located at the confluence of the Cuyuni River and the Biribill Creek located with geographical co-ordinates of longitude **58° 58' 21"W** and latitude **6° 37' 46"N.**

Thence at true bearing of **321°**, for a distance of approximately **1 mile 1236 yards**, to point of commencement:

Point A, located at geographical coordinates of longitude **58°59'16"W** and latitude **6°38'55"N**, thence at true bearing of **90°**, for a distance of approximately **1 mile 1236 yards**, to **Point B**, located at geographical coordinates of longitude **58°57'47"W** and latitude **6°38'55"N**, thence at true bearing of **180°**, for a distance of approximately **1 mile 138 yards**, to **Point C**, located at geographical coordinates of longitude **58°57'47"W** and latitude **6°37'59"N**, thence at true bearing of **244°**, for a distance of approximately **1183 yards**, to **Point D**, located at geographical coordinates of longitude **58°58'19"W** and latitude **6°37'44"N**, thence up stream along thr Cuyuni River for a distance of approximately **1 mile 1568 yards**, to the point of commencement at **Point A.**

Thus enclosing an area of approximately **1139 acres** , save and except all lands lawfully held or occupied.

____

Guyana Geology and Mines Commission

BLOCK : C-374/001

DESCRIPTION OF BLOCK

Tract of state land located in the Cuyuni Mining District No. 4 as shown on Terra Surveys Topographic Map 19SW, at scale 1: 50,000 with reference point 'X' located at thec onfluence of the Cuyuni River and the Biribill Creek located with geographical co-ordinates of longitude **58° 58' 21"W** and latitude **6° 37' 46"N.**

Thence at true bearing of **321°**, for a distance of approximately **1436 yards**, to point of commencement:

Point A, located at geographical coordinates of longitude **58°57'38"W** and latitude **6°37'43"N**, thence at true bearing of **54°**, for a distance of approximately **1 mile 1105 yards**, to **Point B**, located at geographical coordinates of longitude **58°56'29"W** and latitude **6°38'33"N**, thence at true bearing of **326°**, for a distance of approximately **339 yards**, to **Point C**, located at geographical coordinates of longitude **58°56'35"W** and latitude **6°38'41"N**, thence at true bearing of **50°**, for a distance of approximately **1141 yards**, to **Point D**, located at geographical coordinates of longitude **58°56'9"W** and latitude **6°39'3"N**, thence at true bearing of **202°**, for a distance of approximately **1 mile 243 yards**, to **Point E**, located at geographical coordinates of longitude **58°56'31"W** and latitude **6°38'8"N**, thence at true bearing of **203°**, for a distance of approximately **1 mile 1225 yards**, to **Point F**, located at geographical coordinates of longitude **58°57'6"W** and latitude **6°36'47"N**, thence at true bearing of **330°**, for a distance of approximately **1 mile 427 yards**, to the point of commencement at **Point A**.

Thus enclosing an area of approximately **819 acres** , save and except all lands lawfully held or occupied.

____

Guyana Geology and Mines Commission

BLOCK : C-374/002

DESCRIPTION OF BLOCK

Tract of state land located in the Cuyuni Mining District No. 4 as shown on Terra Surveys Topographic Map 19SW, at scale 1: 50,000 with reference point 'X' located at the confluence of the Cuyuni River and the Biribill Creek located with geographical co-ordinates of longitude **58° 58' 21"W** and latitude **6° 37' 46"N.**

Thence at true bearing of **129°**, for a distance of approximately **1 mile 1450 yards**, to point of commencement:

Point A, located at geographical coordinates of longitude **58°57'6"W** and latitude **6°36'47"N**, thence at true bearing of **203°**, for a distance of approximately **1458 yards**, to **Point B**, located at geographical coordinates of longitude **58°57'23"W** and latitude **6°36'7"N**, thence at true bearing of **208°**, for a distance of approximately **284 yards**, to **Point C**, located at geographical coordinates of longitude **58°57'27"W** and latitude **6°36'0"N**, thence upstream along the Cuyuni River for a distance of approximately **2 miles 1221 yards** to **Point D**, located at geographical coordinates of longitude **58°58'19"W** and latitude **6°37'44"N**, thence at true bearing of **64°**, for a distance of approximately **1183 yards**, to **Point E**, located at geographical coordinates of longitude **58°57'47"W** and latitude **6°37'59"N**, thence at true bearing of **151°**, for a distance of approximately **1 mile 1047 yards**, to the point of commencement at **Point A.**

Thus enclosing an area of approximately **1200 acres** , save and except all lands lawfully held or occupied.

____

Guyana Geology and Mines Commission